EXHIBT 4.1(J)

                            PATENT PURCHASE AGREEMENT

     This PATENT PURCHASE AGREEMENT (this "AGREEMENT") is entered into, as of the Effective Date (defined below), by and between VocalTec Communications Ltd., an Israeli company, with an office at 60 Medinat Hayehudim Street, Herzliya 46140, Israel ("SELLER") and Karo Millenium J.P., LLC., a Delaware limited liability company, with an address at 1209 Orange Street, Wilmington, DE 19801 ("PURCHASER"). The parties hereby agree as follows:

1.   BACKGROUND

     1.1 Seller owns certain patents.

     1.2 Seller wishes to sell to Purchaser all right, title, and interest in such patents and the causes of action to sue for infringement thereof and other enforcement rights, with Seller receiving a license to continue to use such patents in Seller's business.

     1.3 Purchaser wishes to purchase from Seller all right, title, and interest in the Assigned Patent Rights (defined below), with Seller receiving a license to continue to use such Assigned Patent Right in Seller's business.

2.   DEFINITIONS

     "ABANDONED ASSETS" means those specific provisional patent applications, patent applications, patents and other governmental grants or issuances listed on EXHIBIT C.

     "ACQUIRED PATENTS" means those specific patents listed on EXHIBIT A under the header "Acquired Patents".

     "ASSIGNED PATENT RIGHTS" means the Patents and the additional rights set forth in paragraph 4.2.

     "ASSIGNMENT AGREEMENTS" means the agreements assigning ownership of the Assigned Patent Rights and the Abandoned Assets from the inventors and/or prior owners to Seller.

     "DOCKET" means Seller's or its agents' list or other means of tracking information relating to the prosecution or maintenance of the Patents throughout the world, including, without limitation, the names, addresses, email addresses, and phone numbers of prosecution counsel and agents, and information relating to deadlines, payments, and filings, which list or other means of tracking information is current as of the Effective Date.

     "EFFECTIVE DATE" means the date set forth as the Effective Date on the signature page of this Agreement.

     "EXCLUDED PATENTS" means all patents and patent applications listed in EXHIBIT F.

     "EXECUTED ASSIGNMENTS" means both the executed and attested Assignment of Patent Rights in the form attached as EXHIBIT B, the executed Assignment of Rights in Certain Assets in the form attached as EXHIBIT C, each as signed by a duly authorized representative of Seller, and the additional documents Seller may be required to execute and deliver under paragraph 5.3.


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     "PATENTS" means, excluding the Abandoned Assets and the Excluded Patents, all (a) patents listed on EXHIBIT A; (b) patents or patent applications (i) to which any of the patents listed on EXHIBIT A expressly claims priority, either directly or indirectly or (ii) for which any of the patents listed on EXHIBIT A expressly forms a basis for priority, either directly or indirectly; and (c) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in the preceding subparagraphs (a) or (b).

     "PROSECUTION HISTORY FILES" means all files, documents and tangible things constituting, comprising or relating to the investigation, evaluation, preparation, prosecution, maintenance, defense, filing, issuance, registration, assertion or enforcement of the Patents.

     "TRANSMITTED COPY" has the meaning set forth in paragraph 8.10.

3.   TRANSMITTAL, REVIEW, CLOSING CONDITIONS AND PAYMENT

     3.1 TRANSMITTAL. Within fourteen (14) calendar days following the later of the Effective Date or the date Purchaser receives a Transmitted Copy of this Agreement executed by Seller, Seller will send to Purchaser the items identified on EXHIBIT D (the "INITIAL DELIVERABLES"). Seller acknowledges and agrees that Purchaser may reasonably request, within fourteen (14) business days following delivery to the Purchaser of the Initial Deliverables, and Seller will promptly deliver to Purchaser, additional documents based on Purchaser's review of the Initial Deliverables (such additional documents and the Initial Deliverables are, collectively, the "DELIVERABLES"), and that as a result of Purchaser's review, the lists of Patents on EXHIBITS A and B and the list of Abandoned Assets on EXHIBIT C, may be revised by Purchaser, with prior mutual agreement of Seller (evidenced by one or more Executed Assignments), before the Closing to conform these lists to the definition of Patents (and these revisions may therefore require the inclusion of additional provisional patent applications, patent applications, and patents on EXHIBIT A and B or EXHIBIT C). If originals of the Deliverables are not available and delivered to Purchaser prior to Closing, Seller will cause such originals of the Deliverables to be sent to Purchaser or Purchaser's representative promptly if and after such originals are located.

     3.2 CLOSING. The closing of the sale of the Assigned Patent Rights and the assignment of the Abandoned Assets hereunder will occur when all conditions set forth in paragraph 3.3 have been satisfied or waived and the payment set forth in paragraph 3.4 is made (the "CLOSING"). Purchaser and Seller will use reasonable efforts to carry out the Closing within thirty (30) calendar days following the later of the Effective Date or the date on which the last of the Deliverables was received by Purchaser.

     3.3 PURCHASER'S CLOSING CONDITIONS. The following are conditions precedent to Purchaser's obligation to make the payment in paragraph 3.4.

          (a) SIGNATURE BY SELLER. Seller executed this Agreement and delivered a Transmitted Copy and two (2) executed originals of this Agreement to Purchaser.

          (b) TRANSMITTAL OF DOCUMENTS. Seller delivered to Purchaser all the Deliverables.


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          (c) COMPLIANCE WITH AGREEMENT. Seller performed and complied in all material respects with all of the obligations under this Agreement that are to be performed or complied with by it on or prior to the Closing (provided that, unless Purchaser provides to Seller prior to or at the Closing written evidence that as of the Closing Seller has not performed and complied in all material respects with any of the obligations under this Agreement that are to be performed or complied with by it on or prior to the Closing, this condition shall be deemed to have been met). The preceding sentence shall not be deemed to waive any obligation of Seller, or liability of Seller hereunder for failing to comply with any of its obligations under this Agreement before and after the Closing, except to the extent that Purchaser knew of such noncompliance prior to the Closing and failed to notify Seller in writing of such noncompliance prior to the Closing.

          (d) REPRESENTATIONS AND WARRANTIES TRUE. As of the Closing, the representations and warranties of Seller contained in Section 6 are true and correct (provided that, unless Purchaser provides to Seller prior to or at the Closing written evidence that as of the Closing any of the representations and warranties of Seller contained in Section 6 is either untrue or incorrect, this condition shall be deemed to have been met). The preceding sentence shall not be deemed to waive any liability of Seller hereunder in the event that any of the representations and warranties of Seller contained in Section 6 are untrue or incorrect, except to the extent that Purchaser knew, prior to the Closing, that such representation or warranty was untrue or incorrect and failed to notify Seller thereof in writing prior to the Closing.

          (e) PATENTS NOT ABANDONED. As of the Effective Date and the Closing, none of the Patents have expired, lapsed, been abandoned, or deemed withdrawn.

          (f) DELIVERY OF EXECUTED ASSIGNMENTS. Seller caused the Executed Assignments to be delivered to Purchaser.

          (g) OCS APPROVAL. Seller has received approval of the Office of the Chief Scientist of the State of Israel to consummate the transactions contemplated by this Agreement.

     3.4 SELLER'S CLOSING CONDITIONS.

          (a) SIGNATURE BY PURCHASER. Purchaser executed this Agreement and delivered a Transmitted Copy and two (2) executed originals of this Agreement to Seller.

          (b) PAYMENT. At Closing, Purchaser will pay to Seller the amount of Twelve Million Five Hundred Thousand U.S. Dollars (US $12,500,000) by wire transfer. Prior to Closing, Seller will furnish Purchaser with all necessary information to make a wire transfer to a designated bank account of Seller. Prior to such payment by Purchaser under the Agreement, Seller will deliver to Purchaser's representatives a current, valid certificate of exemption from withholding from the appropriate Israeli tax authorities. Purchaser may record the Executed Assignments with the applicable patent offices only on or after Closing.

          (c) REPRESENTATIONS AND WARRANTIES TRUE. As of the Closing, the representations and warranties of Purchaser contained in Section 7 are true and correct (provided that, unless Seller provides to Purchaser prior to or at the Closing written evidence that as of the Closing any of the representations and warranties of Purchaser contained in Section 7 is either untrue or incorrect, this condition shall be deemed to have been met). The preceding sentence shall not be deemed to waive any liability of Purchaser hereunder in the event that any of the representations and warranties of Purchaser contained in Section 7 are untrue or incorrect, except to the extent that Seller knew, prior to the Closing, that such representation or warranty was untrue or incorrect and failed to notify Purchaser thereof in writing prior to the Closing.


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     3.5 TERMINATION AND SURVIVAL. In the event any of the conditions to Closing set forth in paragraph 3.3 are not met within one hundred and fifty (150) days following the Effective Date, each of Purchaser and Seller may terminate this Agreement by written notice to the other party; provided, however, that Seller shall only have the right to terminate this Agreement if Seller has complied, in all material respects, with all of its obligations under this Agreement prior to such termination. Upon termination, Purchaser will return all documents delivered to Purchaser under this Section 3 to Seller. The provisions of Section 8 will survive any termination.

4.   TRANSFER OF PATENTS AND ADDITIONAL RIGHTS

     4.1 ASSIGNMENT OF PATENTS. Upon the Closing, Seller hereby sells, assigns, transfers, and conveys to Purchaser all right, title, and interest in and to the Assigned Patent Rights. Seller understands and acknowledges that, if any of the Patents are assigned to Seller's affiliates or subsidiaries, Seller may be required prior to the Closing to perform certain actions to establish that Seller is the assignee and to record such assignments. On or before Closing, Seller will execute and deliver to Purchaser the Assignment of Patent Rights in the form set forth in EXHIBIT B (as may be updated pursuant to paragraph 3.1).

     4.2 ASSIGNMENT OF ADDITIONAL RIGHTS. Upon the Closing, Seller hereby also sells, assigns, transfers, and conveys to Purchaser all right, title and interest in and to all:

          (a) inventions, invention disclosures, and discoveries described in any of the Patents that (i) are included in any claim in the Patents, (ii) are subject matter capable of being reduced to a patent claim drafted with a reasonable belief of compliance with the requirements of 35 U.S.C. ss. 112, 35 U.S.C. ss.102, and 35 U.S.C. ss.103 17 in a reissue or reexamination proceedings brought on any of the Patents, and/or (iii) could have been included in any of the Patents as a claim drafted with a reasonable belief of compliance with the requirements of 35 U.S.C. ss. 112, 35 U.S.C. ss.102, and 35 U.S.C. ss.103;

          (b) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to any of the Patents and the inventions, invention disclosures, and discoveries therein;

          (c) causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patents and/or the rights described in subparagraph 4.2(b), including, without limitation, all causes of action and other enforcement rights for (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and

          (d) rights to collect royalties or other payments under or on account of any of the Patents and/or any of the foregoing rights under subparagraphs 4.2(a), (b) and (c).


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     4.3 ASSIGNMENT OF RIGHTS IN CERTAIN ASSETS. Upon the Closing, Seller hereby sells, assigns, transfers, and conveys to Purchaser all of Seller's right, title, and interest in and to the Abandoned Assets. On or before Closing, Seller will execute and deliver to Purchaser the Assignment of Rights in Certain Assets in the form set forth in EXHIBIT C (as may be updated pursuant to paragraph
3.1).

5.   ADDITIONAL OBLIGATIONS

     5.1 FURTHER COOPERATION.

          (a) At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things that are reasonably necessary for effecting the consummation of the transactions contemplated hereby, including, without limitation, (i) execution, acknowledgment, and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary for perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby and (ii) using best efforts to obtain approval of the Office of the Chief Scientist of the State of Israel to consummate the transactions contemplated by this Agreement.

          (b) To the extent any attorney-client privilege or the attorney work-product doctrine applies to any portion of the Prosecution History Files retained after Closing under Seller or Seller's representatives normal document retention policy, Seller will use reasonable efforts to ensure that, if any such portion of the Prosecution History File remains under Seller's possession or control after Closing, it is not disclosed to any third party unless (i) disclosure is ordered by a court of competent jurisdiction, after all appropriate appeals to prevent disclosure have been exhausted and (ii) Seller gave Purchaser prompt notice upon learning that any third party sought or intended to seek a court order requiring the disclosure of any such portion of the Prosecution History File. In addition, Seller will continue to prosecute, maintain, and defend the Patents at its sole expense until the Closing.

          (c) Seller will also, at the reasonable request of Purchaser after Closing, use reasonable efforts to assist Purchaser in providing, and obtaining, from the respective inventors, prompt production of pertinent facts and documents, otherwise giving of testimony, execution of petitions, oaths, powers of attorney, specifications, declarations or other papers and other assistance reasonably necessary for filing patent applications, enforcement or other actions and proceedings with respect to the claims under the Patents.

          (d) Purchaser shall compensate Seller for all reasonable and documented disbursements and time incurred after Closing in connection with complying with Seller's undertakings under all clauses of paragraph 5.1, provided that Seller shall have furnished Purchaser an advance, written estimate of all material fees and costs for such assistance and Purchaser shall have agreed in writing to pay such fees and costs (provided that if Purchaser does not so agree in writing, Seller shall not be obligated to comply with Seller's undertakings under all clauses of paragraph 5.1 and any non compliance shall not be deemed a breach of this Agreement by Seller).

          (e) Seller shall be solely responsible for any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by Seller in connection with any of the transactions contemplated under this Agreement, including, without limitation, any payments to IPinvestments Group. Seller agrees to indemnify and hold the Purchaser harmless from and against any claim or liability resulting from any person claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.


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     5.2 PAYMENT OF FEES. Seller will pay any maintenance fees, annuities, and the like due or payable on the Patents until the Closing. For the avoidance of doubt, Seller shall pay any maintenance fees for which the fee is payable (e.g., the fee payment window opens) on or prior to the Closing even if the surcharge date or final deadline for payment of such fee would be after the Closing.

     5.3 FOREIGN ASSIGNMENTS. To the extent the Patents include non-United States patents, Seller will deliver to Purchaser's representatives executed documents in a form as may be required in the non-U.S jurisdiction in order to perfect the assignment to Purchaser of the non-U.S. patents and patent applications.

6.   REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date and as of the Closing:

     6.1 AUTHORITY. Seller is a company duly formed and validly existing under the laws of State of Israel. Seller has the full power and authority and has obtained all third party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser.

     6.2 TITLE AND CONTEST. Seller owns all right, title and interest to the Assigned Patents Rights, including, without limitation, all right, title and interest to sue for infringement of the Patents. To Seller's knowledge, the Assigned Patent Rights are free and clear of all liens, claims, mortgages, pledges, security interests or other encumbrances and restrictions of any kind whatsoever. The Seller is not aware of any actions, suits, investigations, claims or proceedings that are either pending or in progress, in each case relating in any way to the Assigned Patent Rights. The Seller is not party to any contract, agreement, option, commitment, proposal, bid, offer, or right with, to, or in any person to acquire any of the Assigned Patent Rights.

     6.3 GOVERNMENT FINANCING. Except with respect to certain financing provided by the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel, none of the research and development that led to the inventions which are the subject of the Assigned Patent Rights and none of the technology or know-how incorporated in those inventions were financed by any governmental institution.

     6.4 EXISTING LICENSES AND OBLIGATIONS. There is no obligation imposed by a standards-setting organization to license any of the Patents on particular terms or conditions. Except for the license granted by Purchaser to Seller pursuant to a separate agreement between the parties, (a) no licenses under the Patents have been granted to or retained by Seller and (b) after Closing, none of Seller, any prior owner, or any inventor will retain any rights or interest in the Assigned Patent Rights. To the Seller's knowledge, no licenses under the Acquired Patents have been granted to or retained by any prior owner or any inventor. No licenses under the Patents (excluding the Acquired Patents) have been granted to or retained by any prior owner or any inventor.


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     6.5 RESTRICTIONS ON RIGHTS. Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights or the Abandoned Assets as a result of any prior transaction related to the Assigned Patent Rights or the Abandoned Assets to which Seller, Seller's affiliates, or any inventor is a party. To Seller's knowledge, Purchaser will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights or the Abandoned Assets as a result of any prior transaction related to the Assigned Patent Rights or the Abandoned Assets to which any non-inventor assignor to Seller or Seller's affiliates is a party.

     6.6 VALIDITY AND ENFORCEABILITY.

          (a) None of the Patents or the Abandoned Assets (other than Abandoned Assets for which abandonment resulted solely from unpaid fees and/or annuities) has ever been found invalid, unpatentable, or unenforceable for any reason in any inter partes administrative, arbitration, judicial, or other proceeding.

          (b) To the best of Seller's knowledge, Seller has not received any notice or information of any kind from any source suggesting the invalidity, unpatentability, or unenforceability of any claimed subject matter within the Patents or Abandoned Assets that has ultimately been allowed, granted, or otherwise deemed patentable by a respective patent authority or patent office, with the exception of (i) rejections, objections, or other deficiencies identified by such patent authority or patent office which were overcome to result in the allowance, grant, or patenting of such claimed subject matter and (ii) any documents relating to the examination or consideration by a patent office or patent authority of any of the patents or patent applications listed in Exhibit G.

          (c) To the best of Seller's knowledge, Seller has not received any notice or information of any kind from any source suggesting the invalidity, unpatentability, or unenforceability of claims contained within any of the patent applications within the Patents that have not yet been subject to substantive examination by a respective patent office or patent authority.

          (d) If any of the Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in this transaction.

          (e) To the extent "small entity" fees were paid to the United States Patent and Trademark Office for any Patent, such reduced fees were appropriate at the time of such payment because the payor qualified to pay "small entity" fees and specifically had not licensed rights in any Patent to an entity that was not a "small entity."

     6.7 CONDUCT. Seller has not, and to Seller's knowledge, no prior owner(s), nor their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would be reasonably expected to invalidate any of the Patents or hinder their enforcement, including, without limitation, misrepresenting the Patents to a standard-setting organization.

     6.8 ENFORCEMENT. In connection with the process relating to the sale of the Patents, the Seller has prepared an analysis showing certain potential infringements of the Patents. Seller has not invited any third party to enter into a license under any of the Patents or the Abandoned Assets. Seller has not initiated any enforcement action with respect to any of the Patents or the Abandoned Assets.


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     6.9 PATENT OFFICE PROCEEDINGS. To Seller's knowledge, (a) none of the
Patents or the Abandoned Assets have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and
(b) no such proceedings are pending or threatened.

     6.10 FEES. All maintenance fees, annuities, and the like due or payable on the Patents have been timely paid. For the avoidance of doubt, such timely payment includes payment of any maintenance fees for which the fee is payable (e.g., the fee payment window opens) even if the surcharge date or final deadline for payment of such fee would be in the future.

     6.11 ABANDONED ASSETS. According to each applicable patent office, each of the Abandoned Assets has expired, lapsed, or been abandoned or deemed withdrawn.

     6.12 PATENT FAMILY COMPLETE. The Patents include all (a) patents or patent applications (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and/or (iii) that are co-owned applications that incorporate by reference, or are incorporated by reference into, the Patents; (b) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories; (c) foreign patents, patent applications and counterparts relating to any item in any of the foregoing categories, including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances; and (d) any items in any of the foregoing categories (a) through (c) whether or not expressly listed as Patents and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like. Notwithstanding the foregoing provisions of this paragraph 6.12, none of the Excluded Patents listed on EXHIBIT F shall be included in the Patents.

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as of the Effective Date as follows:

     7.1 Purchaser is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.

     7.2 Purchaser has all requisite power and authority to (a) enter into, execute, and deliver this Agreement and (b) perform fully its obligations hereunder.

     7.3 This Agreement, including all exhibits, annexes and schedules, when executed and delivered by Purchaser, will constitute the valid, binding and enforceable obligations of Purchaser.

     7.4 No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee from, directly or indirectly, the Purchaser on account of any action taken by Purchaser in connection with any of the transactions contemplated under this Agreement. Except to the extent that Seller is obligated to indemnify Purchaser pursuant to paragraph 5.1(e), Purchaser agrees to indemnify and hold the Seller harmless from and against any claim or liability resulting from any person claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.


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     7.5 As of the Closing, and without limiting the representations and warranties of the Seller or the remedies of the Purchaser hereunder, Purchaser has conducted an independent legal due diligence examination of the information and materials relating to the Assigned Patent Rights and the Abandoned Assets provided to it by the Seller, as the Purchaser and its advisors deemed necessary with respect to the Assigned Patent Rights or the Abandoned Assets, and has found the results of such due diligence examination satisfactory.

8.   MISCELLANEOUS

     8.1 LIMITATION OF LIABILITY. The parties shall be entitled to standard contractual remedies except as otherwise specified in this Agreement or in a separate agreement between the parties.

     8.2 COMPLIANCE WITH LAWS. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties with respect to the consummation of the transactions contemplated by this Agreement shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

     8.3 CONFIDENTIALITY OF TERMS. Except as may be agreed upon by the parties in a side letter or other written agreement, the parties hereto will keep the terms and existence of this Agreement and the identities of the parties hereto and their affiliates confidential and will not now or hereafter divulge any of this information to any third party except (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process (as reasonably determined by the party effecting the dissemination of the relevant information); (c) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (d) in confidence to its legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with or administering its obligations with respect to this Agreement; (e) by Purchaser, after the Closing, to potential purchasers or licensees of the Assigned Patent Rights or the Abandoned Assets;
(f) in order to perfect Purchaser's interest in the Assigned Patent Rights or the Abandoned Assets with any governmental patent office (including, without limitation, recording the Executed Assignments in any governmental patent office); or (g) to enforce Purchaser's right, title, and interest in and to the Assigned Patent Rights or the Abandoned Assets; provided that, in (b) and (c) above, (i) to the extent permitted by law, the disclosing party will use all legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party will provide the other party with at least ten (10) days' prior written notice of such disclosure. Without limiting the foregoing, Seller will cause its agents involved in this transaction to abide by the terms of this paragraph, including, without limitation, ensuring that such agents do not disclose or otherwise publicize the existence of this transaction with actual or potential clients in marketing materials, or industry conferences.

     8.4 GOVERNING LAW; VENUE/JURISDICTION. This Agreement will be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Delaware, without reference to its choice of law principles to the contrary. Seller will not commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in Delaware. Each party irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Agreement.


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     8.5 NOTICES. All notices given hereunder will be given in writing (in
English or with an English translation), will refer to Purchaser and to this Agreement and will be delivered to the address set forth below by (a) personal delivery or (b) delivery postage prepaid by an internationally-recognized express courier service:

     IF TO PURCHASER                            IF TO SELLER
     Karo Millenium J.P., LLC                   VocalTec Communications Ltd.
     1209 Orange Street                         60 Medinat Hayehudim Street
     Wilmington, DE 19801                       Herzliya 46140, Israel
     Attn: Managing Director                    Attn: CEO

Notices are deemed given on (y) the date of receipt if delivered personally or by express courier or (z) if delivery is refused, the date of refusal. Notice given in any other manner will be deemed to have been given only if and when received at the address of the person to be notified. Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this paragraph.

     8.6 RELATIONSHIP OF PARTIES. The parties hereto are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties. Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

     8.7 SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

     8.8 WAIVER. Failure by either party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

     8.9 MISCELLANEOUS. This Agreement, including its exhibits and any other written instruments contemplated herein or hereby, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and merges and supersedes all prior agreements, understandings, negotiations, and discussions solely with respect to the subject matter hereof, but excluding any written agreements or side letters executed by the parties concurrently with the execution of this Agreement. Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein except as set forth in any written agreements or side letters executed by the parties concurrently with the execution of this Agreement. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement. No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement. No amendments or modifications will be effective unless in writing signed by an authorized representative of each of the parties. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions solely with respect to the subject matter hereof that may appear on any letter, email or other communication or other writing not expressly incorporated into or contemplated by this Agreement, excluding any written agreements or side letters executed by the parties concurrently with the execution of this Agreement. The following exhibits are attached hereto and incorporated herein: EXHIBIT A (entitled "Patents to be Assigned"); EXHIBIT B (entitled "Assignment of Patent Rights"); EXHIBIT C (entitled "Assignment of Rights in Certain Assets"); EXHIBIT D (entitled "List of Initial Deliverables"); EXHIBIT E (entitled "Small Entity Fee Exceptions"); EXHIBIT F (entitled "Excluded Patents"); and EXHIBIT G (entitled "Exclusions").

     8.10 COUNTERPARTS; ELECTRONIC SIGNATURE; DELIVERY MECHANICS. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each party will execute and promptly deliver to the other parties a copy of this Agreement bearing the original signature. Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document. "TRANSMITTED COPY" means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

     8.11 LANGUAGE. The official language of this Agreement exclusively shall be, and all communications and agreements between the parties exclusively shall be made in, the English language. The parties hereto waive any rights they may have under any other law to have this Agreement written in another language, and any translation of this Agreement will be solely for the convenience of the parties hereto.

     In witness whereof, intending to be legally bound, the parties have executed this Patent Purchase Agreement as of the Effective Date.

SELLER:                                PURCHASER:

VOCALTEC COMMUNICATIONS LTD.           KARO MILLENIUM J.P., L.L.C.

By: ________________________           By: ________________________

Name: ______________________           Name: ______________________

Title: _____________________           Title: _____________________

                          EFFECTIVE DATE: MAY 28, 2008

                                                                       EXHIBIT A

                                     PATENTS

PATENT OR APPLICATION NO.   COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
--------------------------- --------- --------------- ---------------------------------------
5,825,771                   US        10/20/1998      Audio transceiver
(08/337,616)                          (11/10/1994)
                                                      Cohen, Alon; Haramaty, Lior
--------------------------- --------- --------------- ---------------------------------------
IL115902                    IL        (11/7/1995)     Audio transceiver
(IL115902)
                                                      Cohen, Alon; Haramaty, Lior
--------------------------- --------- --------------- ---------------------------------------
5,835,579                   US        11/10/1998      Apparatus and methods for preventing
(08/662,635)                          (6/13/1996)     disconnection of facsimile
                                                      transmission over a network

                                                      Gersi, Meir; Shogol, Felix; Ronen,
                                                      Elazar
--------------------------- --------- --------------- ---------------------------------------
6,243,398                   US        6/5/2001        System and method for personal
(08/780,739)                          (1/8/1997)      multimedia communication over a
                                                      packet switched network

                                                      Kahane, Opher Dan; Petrack, Scott
--------------------------- --------- --------------- ---------------------------------------
AU735,210                   AU        (10/19/1997)    A system and method for personal
(AU46364/97)                                          multimedia communication over a
                                                      packet switched network

                                                      Kahane, Opher Dan; Petrack, Scott
--------------------------- --------- --------------- ---------------------------------------
6,711,158                   US        3/23/2004       System and method for personal
(09/714,061)                          (11/16/2000)    multimedia communication over a
                                                      packet switched network

                                                      Kahane, Opher Dan; Petrack, Scott
--------------------------- --------- --------------- ---------------------------------------
6,714,519                   US        3/30/2004       Communications availability
(09/916,220)                          (7/26/2001)
                                                      Luzzatti, Omer; Shem Tov, Ofer;
                                                      Shtiegman, Eran; Kimchi, Gur;
                                                      Tirosh, Dror
--------------------------- --------- --------------- ---------------------------------------

PATENT OR APPLICATION NO.   COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
--------------------------- --------- --------------- ---------------------------------------
6,259,538                   US        7/10/2001       Real-time facsimile gateway
(09/006,637)                          (1/13/1998)
                                                      Amit, Rami; Bachar, Shmulik; Cohen,
                                                      Alon
--------------------------- --------- --------------- ---------------------------------------
6,445,681                   US        9/3/2002        Method for measuring delay
(09/395,975)                          (9/15/1999)     parameters in a network

                                                      Pogrebinsky, Vladimir
--------------------------- --------- --------------- ---------------------------------------
6,661,793                   US        12/9/2003       Method and apparatus for
(09/233,012)                          (1/19/1999)     reconstructing media

                                                      Pogrebinsky, Vladimir
--------------------------- --------- --------------- ---------------------------------------
7,142,506                   US        11/28/2006      Method and apparatus for
(09/241,857)                          (2/2/1999)      transmitting packets

                                                      Pogrebinsky, Vladimir
--------------------------- --------- --------------- ---------------------------------------

                                ACQUIRED PATENTS

PATENT OR APPLICATION NO.   COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
--------------------------- --------- --------------- ---------------------------------------
5,835,579                   US        11/10/1998      Apparatus and methods for preventing
(08/662,635)                          (6/13/1996)     disconnection of facsimile
                                                      transmission over a network

                                                      Gersi, Meir; Shogol, Felix; Ronen,
                                                      Elazar
--------------------------- --------- --------------- ---------------------------------------
6,714,519                   US        3/30/2004       Communications availability
(09/916,220)                          (7/26/2001)
                                                      Luzzatti, Omer; Shem Tov, Ofer;
                                                      Shtiegman, Eran; Kimchi, Gur;
                                                      Tirosh, Dror
--------------------------- --------- --------------- ---------------------------------------

                                                                       EXHIBIT B

                           ASSIGNMENT OF PATENT RIGHTS

     For good and valuable consideration, the receipt of which is hereby acknowledged, VocalTec Communications Ltd., an Israeli company, with an office at 60 Medinat Hayehudim Street, Herzliya 46140, Israel ("ASSIGNOR"), does hereby sell, assign, transfer, and convey unto Karo Millenium J.P., LLC., a Delaware limited liability company, having an address at 1209 Orange Street, Wilmington, DE 19801 ("ASSIGNEE"), or its designees, all right, title, and interest that exist today and may exist in the future in and to any and all of the following (collectively, the "PATENT RIGHTS"):

     (a) the patents listed in the table below (the "PATENTS");

     (b) patents or patent applications (i) to which any of the Patents expressly claims priority, either directly or indirectly, or (ii) for which any of the Patents expressly forms a basis for priority, either directly or indirectly;

     (c) all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, registrations of any item in the foregoing categories
(a) or (b);

     (d) inventions, invention disclosures, and discoveries described in any of the Patents and/or any item in the foregoing categories (b) or (c) that (i) are included in any claim in the Patents and/or any item in (b), or (ii) are subject matter capable of being reduced to an allowable patent claim in a reissue or reexamination proceedings brought on any of the Patents and/or any item in the foregoing categories (b) and (c);

     (e) all rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants or issuances of any type related to the Patents any item in any of the foregoing categories (a) through
(d), including, without limitation, under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement, or understanding;

     (f) all causes of action (whether known or unknown or whether currently pending, filed, or otherwise) and other enforcement rights under, or on account of, any of the Patents and/or any item in any of the foregoing categories (b) through (e), including, without limitation, all causes of action and other enforcement rights for

          (1) damages,

          (2) injunctive relief, and

          (3) any other remedies of any kind

     for past, current, and future infringement; and

     (g) all rights item in any of the foregoing categories (b) through (e) to collect royalties and other payments under or on account of any of the Patents and/or any item in any of the foregoing categories (b) through (f).

PATENT OR APPLICATION NO.    COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
---------------------------- --------- --------------- ---------------------------------------
5,825,771                    US        10/20/1998      Audio transceiver
(08/337,616)                           (11/10/1994)
                                                       Cohen, Alon; Haramaty, Lior
---------------------------- --------- --------------- ---------------------------------------
IL115902                     IL        (11/7/1995)     Audio transceiver
(IL115902)
                                                       Cohen, Alon; Haramaty, Lior
---------------------------- --------- --------------- ---------------------------------------
5,835,579                    US        11/10/1998      Apparatus and methods for preventing
(08/662,635)                           (6/13/1996)     disconnection of facsimile
                                                       transmission over a network

                                                       Gersi, Meir; Shogol, Felix; Ronen,
                                                       Elazar
---------------------------- --------- --------------- ---------------------------------------
6,243,398                    US        6/5/2001        System and method for personal
(08/780,739)                           (1/8/1997)      multimedia communication over a
                                                       packet switched network

                                                       Kahane, Opher Dan; Petrack, Scott
---------------------------- --------- --------------- ---------------------------------------
AU735,210                    AU        (10/19/1997)    A system and method for personal
(AU46364/97)                                           multimedia communication over a
                                                       packet switched network

                                                       Kahane, Opher Dan; Petrack, Scott
---------------------------- --------- --------------- ---------------------------------------
6,711,158                    US        3/23/2004       System and method for personal
(09/714,061)                           (11/16/2000)    multimedia communication over a
                                                       packet switched network

                                                       Kahane, Opher Dan; Petrack, Scott
---------------------------- --------- --------------- ---------------------------------------
6,714,519                    US        3/30/2004       Communications availability
(09/916,220)                           (7/26/2001)
                                                       Luzzatti, Omer; Shem Tov, Ofer;
                                                       Shtiegman, Eran; Kimchi, Gur;
                                                       Tirosh, Dror
---------------------------- --------- --------------- ---------------------------------------
6,259,538                    US        7/10/2001       Real-time facsimile gateway
(09/006,637)                           (1/13/1998)
                                                       Amit, Rami; Bachar, Shmulik; Cohen,
                                                       Alon
---------------------------- --------- --------------- ---------------------------------------
6,445,681                    US        9/3/2002        Method for measuring delay
(09/395,975)                           (9/15/1999)     parameters in a network

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
6,661,793                    US        12/9/2003       Method and apparatus for
(09/233,012)                           (1/19/1999)     reconstructing media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
7,142,506                    US        11/28/2006      Method and apparatus for
(09/241,857)                           (2/2/1999)      transmitting packets

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------

     Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

     The terms and conditions of this Assignment of Patent Rights will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

     IN WITNESS WHEREOF this Assignment of Patent Rights is executed at ________ _________ on ______________________________.

     ASSIGNOR:

     VOCALTEC COMMUNICATIONS LTD.


     By: ________________________
     Name: ______________________
     Title: _____________________
     (SIGNATURE MUST BE ATTESTED)

               ATTESTATION OF SIGNATURE PURSUANT TO 28 U.S.C. 1746

     The undersigned witnessed the signature of _________________ to the above Assignment of Patent Rights on behalf of VocalTec Communications Ltd. and makes the following statements:

     1. I am over the age of 18 and competent to testify as to the facts in this Attestation block if called upon to do so.

     2. ________________ is personally known to me (or proved to me on the basis of satisfactory evidence) and appeared before me on _________ __, 2008__ to execute the above Assignment of Patent Rights on behalf of VocalTec Communications, Ltd.

     I declare under penalty of perjury under the laws of the United States of America that the statements made in the two (2) numbered paragraphs immediately above are true and correct.

     EXECUTED on ___________________(date)

     _____________________________________

     Print Name: _____________________________

                                                                       EXHIBIT C

                     ASSIGNMENT OF RIGHTS IN CERTAIN ASSETS

For good and valuable consideration, the receipt of which is hereby acknowledged, VocalTec Communications Ltd., an Israeli company, with an office at 60 Medinat Hayehudim Street, Herzliya 46140, Israel ("ASSIGNOR"), does hereby sell, assign, transfer, and convey unto Karo Millenium J.P., LLC., a Delaware limited liability company, having an address at 1209 Orange Street, Wilmington, DE 19801 ("ASSIGNEE"), or its designees, the right, title, and interest in and to any and all of the following patents (the "CERTAIN ASSETS"):

PATENT OR APPLICATION NO.    COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
---------------------------- --------- --------------- ---------------------------------------
PCT/US95/14123               WO        11/9/1995       An Audio Transceiver

                                                       Cohen Alon; Haramaty Lior
---------------------------- --------- --------------- ---------------------------------------
EP95939014.7                 EP        11/9/1995       An Audio Transceiver

                                                       Cohen Alon; Haramaty Lior
---------------------------- --------- --------------- ---------------------------------------
AU40189/95                   AU        11/9/1995       An audio transceiver

                                                       Cohen Alon; Haramaty Lior
---------------------------- --------- --------------- ---------------------------------------
JP07-516110                  JP        11/9/1995       An Audio Transceiver

                                                       Cohen Alon; Haramaty Lior
---------------------------- --------- --------------- ---------------------------------------
1396/CAL/95                  India     11/6/1995       An Audio Transceiver

                                                       Cohen Alon; Haramaty Lior
---------------------------- --------- --------------- ---------------------------------------
FI971997                     FI        11/9/1995       An Audio Transceiver

                                                       Cohen Alon; Haramaty Lior
---------------------------- --------- --------------- ---------------------------------------
08/731,848                   US        10/21/1996      WAN based system and method for
                                                       personal communication

                                                       Opher D. Kahane
---------------------------- --------- --------------- ---------------------------------------
PCT/IL97/00334               WO        10/19/1997      A System and Method for Personal
                                                       Multimedia Communication Over a
                                                       Packet Switched Network

                                                       Kahane Opher Dan; Petrack Scott
---------------------------- --------- --------------- ---------------------------------------
EP97945073.1                 EP        10/19/1997      A System and Method for Personal
                                                       Multimedia Communication Over a
                                                       Packet Switched Network

                                                       Kahane Opher Dan; Petrack Scott
---------------------------- --------- --------------- ---------------------------------------

PATENT OR APPLICATION NO.    COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
---------------------------- --------- --------------- ---------------------------------------
CA2269591                    CA        10/19/1997      A System and Method for Personal
                                                       Multimedia Communication Over a
                                                       Packet Switched Network

                                                       Kahane Opher Dan; Petrack Scott
---------------------------- --------- --------------- ---------------------------------------
IL129513                     IL        10/19/1997      A system and method for personal
                                                       multimedia communication over a
                                                       packet switched network

                                                       Kahane Opher Dan; Petrack Scott
---------------------------- --------- --------------- ---------------------------------------
TW115977                     TW        10/28/1997      A system and method for personal
                                                       multimedia communication over a
                                                       packet switched network

                                                       Kahane Opher Dan; Petrack Scott
---------------------------- --------- --------------- ---------------------------------------
60/245,525                   US        11/3/2000       Communication System

                                                       Ofer Shem-Tov
---------------------------- --------- --------------- ---------------------------------------
PCT/US01/46240               WO        10/19/2001      Communications Availability

                                                       Luzzatti, Omer; Shem Tov Ofer;
                                                       Shtiegman Eran; Kimchi Gur; Tirosh
                                                       Dror
---------------------------- --------- --------------- ---------------------------------------
AU25880/02                   AU        10/19/2001      Communications availability

                                                       Luzzatti, Omer; Shem Tov Ofer;
                                                       Shtiegman Eran; Kimchi Gur; Tirosh
                                                       Dror
---------------------------- --------- --------------- ---------------------------------------
PCT/IL00/00569               WO        9/14/2000       Method for Measuring Delay
                                                       Parameters in a Network

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------

PATENT OR APPLICATION NO.    COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
---------------------------- --------- --------------- ---------------------------------------
EP00960953.8                 EP        9/14/2000       Method for Measuring Delay
                                                       Parameters in a Network

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
AU73100/00                   AU        9/14/2000       Method for Measuring Delay
                                                       Parameters in a Network

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
IL148682                     IL        9/14/2000       Method for Measuring Delay
                                                       Parameters in a Network

                                                       Unknown Inventor(s)
---------------------------- --------- --------------- ---------------------------------------
PCT/IL99/00578               WO        11/1/1999       Method and Apparatus for
                                                       Reconstructing Media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
EP99954311.9                 EP        11/1/1999       Method and Apparatus for
                                                       Reconstructing Media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
AU10717/00                   AU        11/1/1999       Method and apparatus for
                                                       Reconstructing Media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
CN99816498.4                 CN        11/1/1999       Method and apparatus for
                                                       Reconstructing Media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
2001/00630DEL                India     10/15/2001      Method and apparatus for
                                                       Reconstructing Media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
JP11-595465                  JP        7/18/2001       Method and apparatus for
                                                       Reconstructing Media
                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
IL134325                     IL        2/1/2000        Method and apparatus for
                                                       transmitting packets

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------

STATUS OF THE FOLLOWING PATENT APPLICATIONS IS UNKNOWN:

     o    AU40189/95

     o    AU25880/02

     o    AU73100/00

     Assignor assigns to Assignee all rights to the inventions, invention disclosures, and discoveries in the assets listed above, together, with the rights, if any, to revive prosecution of claims under such assets and to sue or otherwise enforce any claims under such assets for past, present or future infringement.

     Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to make available to Assignee all records regarding the Certain Assets.

     The terms and conditions of this Assignment of Rights in Certain Assets will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

     DATED this __ day of ________ 2008.

     ASSIGNOR:

     VOCALTEC COMMUNICATIONS LTD.

     By: _______________________
     Name: _____________________
     Title: ____________________

                                                                       EXHIBIT D

                          LIST OF INITIAL DELIVERABLES

     Seller will cause the following to be delivered to Purchaser, or Purchaser's representative, within the time provided in paragraph 3.1 of the attached Patent Purchase Agreement:

     (a) U.S. PATENTS. FOR EACH ITEM OF THE PATENTS THAT IS AN ISSUED UNITED STATES PATENT, and for each Abandoned Asset that forms the basis for priority for such issued U.S. patent (whether a patent or similar protection has been issued or granted),

          (i) the following

               (A) an original ribbon copy issued by the United States Patent and Trademark Office,

               (B) the original Assignment Agreement(s), if available, or otherwise a certified copy thereof,

               (C) original conception and reduction to practice materials, if available, or otherwise a copy thereof if available, and

          (ii) a copy of

               (A) the Docket, and

               (B) each relevant license and security agreement.

     (b) NON-U.S. For each Live Asset for which a non-United States patent or similar protection has been issued or granted,

          (i) the original ribbon copy or certificate issued by the applicable government, if available

          (ii) copy of each pending foreign application

          (iii) the Docket,

          (iv) the original Assignment Agreement(s), if available, or otherwise a certified copy thereof, if available,

          (v) a copy of applicant name change, if necessary, and

          (vi) a copy of each relevant license and security agreement.

     (c) PATENT APPLICATIONS. For each item of the Patents that is a patent application,

          (i) a copy of the patent application, as filed,

          (ii) if unpublished, a copy of the filing receipt and the non-publication request, if available,

          (iii) the original Assignment Agreement(s), if available, or otherwise a certified copy thereof, if available,

          (iv) the Docket,

          (v) all available conception and reduction to practice materials,

          (vi) evidence of foreign filing license (or denial thereof),

          (vii) a copy of each relevant license and security agreement, and

          (viii) the Prosecution History Files.

     (d) In connection with the process relating to the sale of the Patents, the Seller has prepared an analysis showing certain potential infringements of the Patents. Seller will deliver such analysis to Purchaser upon the Closing.

     (e) THOROUGH SEARCH/DECLARATION. If originals of the Initial Deliverables are not available and delivered to Purchaser prior to Closing, Seller will cause
(i) such originals of the Initial Deliverables to be sent to Purchaser or Purchaser's representative promptly if and after such originals are located and
(ii) an appropriate executive officer of Seller to deliver to Purchaser a declaration, executed by such officer under penalty of perjury, detailing Seller's efforts to locate such unavailable original documents and details regarding how delivered copies were obtained. Capitalized terms used in this EXHIBIT D are defined in the Patent Purchase Agreement to which this EXHIBIT D is attached.

                                                                       EXHIBIT E

                           SMALL ENTITY FEE EXCEPTIONS

None. Rest of Exhibit left intentionally blank.

                                                                       EXHIBIT F

                                EXCLUDED PATENTS

Excluded Patents shall include the patents and patent applications listed below, and shall further include all (a) patents or patent applications (i) to which any of the Excluded Patents directly or indirectly claims priority, (ii) for which any of the Excluded Patents directly or indirectly forms a basis for priority, (b) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories; (c) foreign patents, patent applications and counterparts relating to any item in any of the foregoing categories, including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances; and (d) any items in any of the foregoing categories (a) through (c) whether or not expressly listed as Excluded Patents and whether or not claims in any of the foregoing have been rejected, withdrawn, cancelled, or the like.

PATENT OR APPLICATION NO.    COUNTRY   FILING DATE     TITLE OF PATENT AND INVENTORS
---------------------------- --------- --------------- ---------------------------------------
5,751,968                    US        5/9/1996        System and method for distributing
(08/647,072)                                           multi-media presentations in a
                                                       computer network
---------------------------- --------- --------------- ---------------------------------------
115,263                      Israel    9/12/1995       System and method for distributing
                                                       multi-media presentations in a
                                                       computer network.
---------------------------- --------- --------------- ---------------------------------------
6,332,153                    US        7/31/1996       Apparatus and method for
(08/688,959)                                           multi-station conferencing
---------------------------- --------- --------------- ---------------------------------------
6,519,541                    US        6/2/1999        Multiple frequency signal detector
(09/324,159)
---------------------------- --------- --------------- ---------------------------------------
1,159,719                    EP        3/14/2000       Jitter Buffer and methods for
                                                       control of same
---------------------------- --------- --------------- ---------------------------------------
DE60021708C0                 DE        3/14/2000       Jitter Buffer and methods for
                                                       control of same
---------------------------- --------- --------------- ---------------------------------------
1,159,719                    FR        3/14/2000       Jitter Buffer and methods for
(909608.2)                                             control of same
---------------------------- --------- --------------- ---------------------------------------
1,159,719                    LX        3/14/2000       Jitter Buffer and methods for
(909608.2)                                             control of same
---------------------------- --------- --------------- ---------------------------------------
1,159,719                    UK        3/14/2000       Jitter Buffer and methods for
(909608.2)                                             control of same
---------------------------- --------- --------------- ---------------------------------------
AT0301354E                   AT        3/14/2000       Jitter Buffer and methods for
                                                       control of same
---------------------------- --------- --------------- ---------------------------------------
6,725,191                    US        7/19/2001       Method and apparatus for
(09/909,052)                                           transmitting voice over internet
---------------------------- --------- --------------- ---------------------------------------
121,244                      Israel    7/6/1997        A chat room in a computer network
---------------------------- --------- --------------- ---------------------------------------

                                                                       EXHIBIT G

                                   EXCLUSIONS



PATENT OR APPLICATION NO.    COUNTRY   FILING DATE          TITLE OF PATENT AND INVENTORS
---------------------------- --------- --------------- ---------------------------------------
5,825,771                    US        10/20/1998      Audio transceiver
(08/337,616)                           (11/10/1994)

                                                       Choen, Alon; Haramaty, Lior
---------------------------- --------- --------------- ---------------------------------------
IL 115902                    IL        (11/7/1995)     Audio transceiver
(IL 115902)

                                                       Cohen, Alon; Haramaty, Lior
---------------------------- --------- --------------- ---------------------------------------
6,243,398                    US        6/8/2001        System and method for
(08/780,739)                           (1/8/1997)      personal multimedia
                                                       communication over a packet
                                                       switched network

                                                       Kahane, Opher Dan; Petrack,
                                                       Scott
---------------------------- --------- --------------- ---------------------------------------
AU735,210                    AU        10/19/1997      System and method for
(AU46364/97)                                           personal multimedia
                                                       communication over a packet
                                                       switched network

                                                       Kahane, Opher Dan; Petrack,
                                                       Scott
---------------------------- --------- --------------- ---------------------------------------
6,711,158                    US        3/23/2004       System and method for
(09/714,061)                           (11/16/2000)    personal multimedia
                                                       communication over a packet
                                                       switched network

                                                       Kahane, Opher Dan; Petrack,
                                                       Scott
---------------------------- --------- --------------- ---------------------------------------
6,714,519                    US        3/30/2004       Communications availability
(09/916,220)                           (7/26/2001)
                                                       Luzzatti, Omer, Shem Tove,
                                                       Ofer, Shtiegman, Eran,
                                                       Kimchi, Gur, Tirosh, Dror
---------------------------- --------- --------------- ---------------------------------------
6,445,681                    US        9/3/2002        Method for measuring delay
(09/395,975)                           (9/5/1999)      parameters in a network

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------
6,661,793                    US        12/9/2003       Method and apparatus for
(09/233,012)                           (1/19/1999)     reconstructing media

                                                       Pogrebinsky, Vladimir
---------------------------- --------- --------------- ---------------------------------------